                                AGENCY AGREEMENT

                                                                  April _ , 2000

Softquad Software, Ltd.
Suite 400
161 Eglinton Avenue East
Toronto, Ontario  M4P 1J5
Canada

Attention:   Roberto Drassinower
             President

Ladies and gentlemen:

         We understand that Softquad Software Ltd., a Delaware corporation (the "Corporation"), proposes to issue up to 2,500,000 units described below (each a "Unit" and collectively the "Units) at a price of US$7.50 per Unit. We understand that the Corporation is offering the Units in two separate offerings, one solely to institutional accredited investors (as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act"),) in the United States (the "US Offering"), and the other in Canada and other jurisdictions outside of the United States (the "Canadian Offering") solely to such institutional accredited investors that are not US Persons as defined in SEC Rule 902(k). We understand that the gross proceeds from the securities sold in the Canadian Offering and the U.S. Offering (together the "Offerings") will be up to US$18,750,000 payable to the Corporation.

         We understand that each Unit offered to Investors in the United States will consist of one share of the Corporation's common stock, US$.001 par value per share ("Common Stock"), and one one-half of one warrant (a "Warrant") to purchase one share of Common Stock at an exercise price of US$12.50 per share. (The Common Stock and Warrants that comprise the Units, together with the Common Stock issuable upon exercise of the Warrants, are collectively referred to as the "Subject Securities.") Each Unit offered to Investors outside the United States (a "Canadian Unit") will consist of one special warrant (a "Special Warrant") that will entitle the holder to receive, without payment upon exercise of the Special Warrant, one share of Common Stock, and one-half of one Warrant.

         Subject to the terms and conditions set forth below, the Corporation hereby appoints Small Caps Online LLC (the " US Agent") as the sole and exclusive agent of the Corporation to solicit, solely in the United States, on a best efforts basis, offers to purchase Units, and the US Agent hereby agree to act as such agent. It is understood and agreed that the US Agent is under no obligation to purchase Units, although they may subscribe for and purchase Units if they so desire.

         1. Units. The material attributes and characteristics of the Units will be substantially as described in the attached term sheet (the "Term Sheet").

         2. The Offering

         (a) Sale on Exempt Basis. The US Agent will use its best efforts to arrange for purchasers (the "Purchasers") of the Units in the United States. The US Agent shall only solicit offers from prospective Purchasers who are institutional "accredited investors" defined in clauses (1), (2), (3), or (7) of paragraph (a) of Rule 504 under the Securities Act.

         (b) Commission. The Corporation agrees to pay to the US Agent at the Time of Closing (as defined in Section 6) a commission of $25,000 (the "Commission") in consideration of the services to be rendered by the US Agent in connection with the Offering. The US Agent's services shall include:

                  (i) acting as agent of the Corporation to solicit offers to purchase Units, on a best efforts basis; and

                  (ii) assisting in the preparation of the forms of subscription agreements (the "Subscription Agreements") to be entered into by the Corporation and each of the Purchasers; and

         (c) Covenants of the US Agent. The US Agent covenants, represents and warrants to the Corporation that: (i) it will comply take such action or refrain from taking such action, as the Corporation may reasonably request in order to with all applicable federal and state securities laws and regulations of the jurisdictions in which it solicits or procures subscriptions in connection with the Offering (provided that the Corporation shall be required to complete all necessary securities qualifications with respect to all jurisdictions in which the Subject Securities shall be offered and sold); (ii) its a registered broker-dealer in the United States and each state where such registration is required for it to offer or solicit offers for Units; (iii) it will obtain from each purchaser an executed Subscription Agreement in a form reasonably acceptable to the Corporation and to the US Agent relating to the transactions herein contemplated; (iv) it will refrain from advertising in printed public media, radio, television or telecommunications, including electronic display, with respect to the Offering; and (v) it will not make any representations or warranties with respect to the Corporation or the Units other than as set forth in this Agreement, the Subscription Agreement and the Term Sheet. [Note: Why did former covenant (ii) get deleted?]

         3. Representations and Warranties of the Corporation. The Corporation represents and warrants to the US Agent, and acknowledges that the US Agent is relying upon such representations and warranties, as follows:

         (a) The Corporation has been incorporated and organized and is validly subsisting under the laws of the State of Delaware, and has all requisite corporate power and authority and is duly qualified or authorized to carry on its business as now conducted and to own its property and assets in all jurisdictions where such qualification or authorization is required and to enter into this Agreement and the Subscription Agreement (collectively, the "Material Contracts") and to carry out its obligations hereunder and thereunder;

         (b) The Corporation is not a reporting issuer or the equivalent thereof in any Canadian province. The Corporation is a reporting Corporation under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (c) All press releases, reports and other documents and filings filed by or on behalf of the Corporation with the securities regulatory authorities or the NASD during the last two years were true and correct in all material respects (except as information therein relates to the capitalization of the Corporation or to the timing of the acquisition of SoftQuad Software Inc.).

         (d) The Corporation has two subsidiaries, Softquad Software, Inc. and Softquad Acquisition Corp., which are material to the Corporation.

         (e) The Corporation has conducted and is conducting its business in compliance in all material respects with all applicable laws, rules and regulations of each jurisdiction in which it carries on business and possesses all material certificates, authorities, permits, licences, trademarks, copyrights, patents or other intellectual property rights issued by the appropriate provincial, state, municipal, federal or other regulatory agency or body necessary to carry on the business currently carried on by it, is in compliance in all material respects with such certificates, authorities, permits, licences, trademarks, copyrights, patents or other intellectual property rights and with all laws, regulations, tariffs, rules, orders and directives material to its operation, and the Corporation has not received any notice of proceedings relating to the revocation or modification of any such certificates, authorities, permits, licences, trademarks, copyrights, patents or other intellectual property rights which, singly or in the aggregate, if the subject of an unfavourable decision, order, ruling or finding, would materially and adversely affect the conduct of the business, operations, financial condition or income of the Corporation on a consolidated basis.

         (f) For the preceding twelve months the Corporation has filed with the SEC in a timely manner all reports, statements, and other materials required to be filed by it under the Securities Act and the Exchange Act ("SEC Filings"). Except as disclosed in the SEC Filings and in all press releases issued to date (collectively the "Disclosure Documents") of the Corporation or as otherwise disclosed to the U.S. Agent, the Corporation is the legal and beneficial owner of, and has good and marketable title to, all of the material assets of the Corporation, as described in the Disclosure Documents including, without limitation, all patents, trademarks and other intellectual property, free of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever other than as disclosed in the Disclosure Documents or as otherwise disclosed to the U.S. Agent. No other material property rights are necessary for the conduct of the Corporation's business. There are no restrictions on the ability of the Corporation to use, transfer or otherwise exploit any such property rights, and the Corporation does not know of any claim or basis for a claim that may adversely affect such rights.

         (g) Except as disclosed in the Disclosure Documents or as otherwise disclosed to the U.S. Agent, any and all agreements pursuant to which the Corporation holds its assets are valid and subsisting agreements in full force and effect, enforceable in accordance with their respective terms, the Corporation is not in material default of any of the provisions of any such agreements nor has any such default been alleged and such assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situate, all leases pursuant to which the Corporation derives its interest in such assets are in good standing and there has been no material default under any such leases and all real or other property taxes required to be paid with respect to such assets to the date hereof have been paid.

         (h) Except as disclosed in or contemplated by the Disclosure Documents or as otherwise disclosed to the U.S. Agent:

                  (i) the Corporation has not paid or declared any dividends or incurred any material capital expenditure or made any commitment therefor;

                  (ii) the Corporation has not incurred any obligation or liability, direct or indirect, contingent or otherwise, except in the ordinary course of business and which is not material; and

                  (iii) the Corporation has not entered into any material transaction.

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         (i) Other than as disclosed in the Disclosure Documents or otherwise disclosed to the U.S. Agent, the Corporation has not approved, is not contemplating, has not entered into any agreement in respect of, and has no knowledge of:

                  (i) the purchase of any property or any interest therein or the sale, transfer or other disposition of any property or any interest therein currently owned, directly or indirectly, by the Corporation whether by asset sale, transfer of shares, or otherwise;

                  (ii) the change of control (by sale or transfer of shares or sale of all or substantially all of the assets of the Corporation or otherwise) of the Corporation, or

                  (iii) a proposed or planned disposition of shares by any shareholder who owns, directly or indirectly, 5% or more of the issued and outstanding shares of the Corporation.

         (j) To the best of the knowledge of the Corporation, none of the directors or officers of the Corporation or any associate or affiliate of any of the foregoing had, has or intends to have any material interest, direct or indirect, in the transactions contemplated by this Agreement or in any proposed material transaction with the Corporation which, as the case may be, materially affects, is material to or will materially affect the Corporation.

         (k) Other than as disclosed in the Disclosure Documents, the Corporation has no responsibility or obligation to pay any commission, royalty or similar payment to any person with respect to their property rights.

         (l) The authorized capital of the Corporation consists of 75,000,001 shares, divided into (i) 50,000,000 shares of Common Stock, $0.001 par value;
(ii) 25,000,000 shares of Preferred Stock, $0.001 par value, of which (a) 1,473,405 shares have been designated Class A Convertible Preferred Stock, all of which are issued and outstanding, and (b) 1,722,222 shares have been designated Class B Convertible Preferred Stock, all of which are issued and outstanding; and (iii) one share of Special Voting Stock, which is issued and outstanding. The Corporation also has outstanding warrants to purchase 1,878,368 shares of Common Stock, options to purchase 3,863,500 shares of Common Stock and 5,773,605 exchangeable shares in the capital of the Corporation's subsidiary SoftQuad Acquisition Corp., each of which is exchangeable for one share of Common Stock. No shares of the Corporation's capital stock are subject to preemptive rights or any other similar rights.

         (m) Except as disclosed in the Disclosure Documents or in clause (l) above or otherwise disclosed to the U.S. Agent, no person has any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement for the purchase, subscription or issuance of any of the unissued shares, securities, warrants (including convertible securities or warrants) of the Corporation.

         (n) The Common Stock is approved for quotation and is quoted on the OTC Bulletin Board.

         (o) All necessary corporate action has been taken to duly authorize the issue, sale and delivery of the Subject Securities and, upon payment of the requisite consideration therefor, each of them will have been validly issued.

         (p) The offering and sale of the Units, the compliance by the Corporation with the provisions of this Agreement and the consummation of the transactions referred to herein do not (i) require the consent, approval, authorization, registration or qualification of or with any governmental authority, stock exchange, securities regulatory authority or other third party, except (A) such as have been obtained, and (B) such as may be required under the Securities Laws of Canada for the Canadian Offering, or (ii) conflict with or result in any breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Corporation or any of its properties is bound, or the articles or by-laws of the Corporation or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator, or stock exchange or securities regulatory authority applicable to the Corporation or any of its properties or assets which could have a material adverse effect on the condition (financial or otherwise), business, properties, net worth, or results of operations of the Corporation, on a consolidated basis.

         (q) The execution and delivery of each of the Material Contracts and the performance and compliance with the terms of the Material Contracts will not result in any material breach of, or be in conflict with, or constitute a material default under or create a state of facts which after notice or lapse of time or both, constitutes a material default under, any term or provisions of the articles, by-laws or resolutions of the directors or shareholders of the Corporation or any mortgage, note, indenture, contract, agreement (written or oral), instrument, lease, licence or other document, to which the Corporation is a party or to which it is subject or any judgment, decree, order, statute, rule or regulation applicable to the Corporation.

         (r) Each of the Material Contracts has been (or will be at the Closing
Date) duly authorized, executed and delivered by the Corporation and constitutes or will constitute a valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally; equitable remedies, including, without limitation, specific performance and injunction, may be granted only in the discretion of a court of competent jurisdiction; and rights of indemnity, contribution and waiver of contribution provided for herein may be limited under applicable law.

         (s) No order preventing or suspending trading in any securities of the Corporation or prohibiting the issue and sale of securities by the Corporation has been issued and no such proceedings for such purposes are pending or to the best of the knowledge of the Corporation, threatened.

         (t) No federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, has given written notice or to the best of the knowledge of the Corporation has been threatened in writing to modify or remove any licence, permit or operating certificate necessary in order for the Corporation to carry on business and the Corporation is in compliance in all material respects with the terms and conditions of its licences, permits and operating certificates.

         (u) The Corporation has filed all necessary tax returns and notices and has paid all applicable taxes of whatever nature for all tax years to the date hereof to the extent such taxes have become due or have been alleged to be due and the Corporation is not aware of any tax deficiencies or interest or penalties accrued or accruing, or alleged to be accrued or accruing, thereon where, in any of the above cases, it might reasonably be expected to result in any material adverse change in the condition, financial or otherwise of the Corporation.

         (v) There are no actions, suits, proceedings or enquiries pending or, to the best of the knowledge of the Corporation, threatened, against or affecting the Corporation or to which any property of the Corporation is subject, at law or in equity, or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which may in any way materially and adversely affect the Corporation, on a consolidated basis.

         (w) The Corporation has not withheld, and will not withhold, from the US Agent any facts relating to the Corporation or to the offering of the Units that could reasonably be expected to be material to a prospective purchaser of the Units.

         4. Covenants of the Corporation. The Corporation hereby covenants to and with the US Agent that it will:

         (a) fulfil all legal requirements to permit the creation, issuance, offering and sale of the Units as contemplated in this Agreement;

         (b) use its reasonable best efforts to obtain any necessary regulatory consents; and

         (c) use its reasonable best efforts to maintain the quotation of certain shares of its Common Stock on the OTC Bulletin Board until all Warrants have been exercised, and maintain its status as a reporting Corporation under the Exchange Act and file in a timely manner all SEC Filings required to be filed by a reporting Corporation under the Exchange Act.

         5. Conditions of Closing. The US Agent's obligation to complete the Closing, and the Purchasers' obligations to purchase the Units at the Closing, shall be subject to the US Agent having received at the Time of Closing:

         (a) favourable legal opinions, in form and substance satisfactory to the US Agent, acting reasonably, dated the Closing Date from counsel for the Corporation, Sonfield & Sonfield, or, in the case of laws other than those of the United States, from local counsel addressed to the US Agent and the Purchasers and to the extent appropriate as to matters of fact based on certificates of officers of the Corporation to the following effect:

                  (i) the Corporation has been incorporated and is existing under the laws of the State of Delaware;

                  (ii) the Corporation has all necessary corporate power and authority to own, lease and operate its business and assets and to conduct its business as now conducted;

                  (iii) the authorized capital of the Corporation consists of 75,000,001 shares, divided into (i) 50,000,000 shares of Common Stock, $0.001 par value, (ii) 25,000,000 shares of Preferred Stock, $0.001 par value, and
(iii) one share of Special Voting Stock.

                  (iv) the Corporation has all necessary corporate power, capacity and authority to authorize, execute and deliver the Material Contracts and to perform all of its obligations thereunder;

                  (v) the execution, delivery of and performance by the Corporation of the Material Contracts have been authorized by all necessary corporate action on the part of the Corporation;

                  (vi) each of the Material Contracts has been duly executed and delivered by the Corporation and, subject to the usual qualifications, constitutes a legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms;

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                  (vii) the Units have been authorized, executed and issued by the Corporation and certified and delivered in accordance with the provisions of the Subscription Agreement, subject to the usual qualifications, constitute legal, valid and binding obligations of the Corporation enforceable in accordance with their terms;

                  (viii) the Common Stock included in the Units, and the Common Stock issuable upon the exercise of the Warrants have been reserved for issuance to the holders, from time to time, of the Warrants and such shares and the Warrants will, when issued, be validly issued and, in the case of the shares, as fully paid and non-assessable Common Stock;

                  (ix) the authorization, execution and delivery of and performance by the Corporation of the Material Contracts and the performance by the Corporation of its obligations contemplated thereunder, do not and will not conflict with, and do not and will not result in a breach of (whether after notice or lapse of time, or both), any of the terms, conditions or provisions of the articles or by-laws of the Corporation or resolutions of the directors (or any committee thereof) or shareholders of the Corporation;

                  (x) the Corporation is a reporting company under the Securities Exchange Act of 1934 and not in default under the applicable federal and state laws;

                  (xi) the form and terms of the certificates representing the Common Stock and Warrants has been or will be duly approved by the directors of the Corporation, and in the case of the Common Stock, conforms with all legal requirements relating thereto; and

                  (xii) Montreal Trust Company of Canada, at its principal office in Toronto, Ontario, has been appointed as warrant agent for the Share Purchase Warrants under the Share Purchase Warrant Indenture;

         (b) certificates dated the Closing Date, signed by appropriate officers of the Corporation, addressed to the US Agent, its counsel, and the Purchasers, with respect to the articles and by-laws of the Corporation, all resolutions of the directors of the Corporation and other corporate action relating to this Agreement and to the creation, allotment, issue and sale of the Units and specimen signatures of signing officers and with respect to such other matters as the US Agent may reasonably request;

         (c) a certificate or certificates dated the Closing Date and executed on behalf of the Corporation by the President and Chief Executive Officer of the Corporation or such other officer of the Corporation as the US Agent may approve, addressed to the US Agent, its counsel and the Purchasers certifying, to the best of the information, knowledge and belief of the person so signing, after having made due enquiry, that:

                  (i) there are no contingent liabilities affecting the Corporation which are material to the Corporation;

                  (ii) no order, ruling or determination having the effect of suspending the sale or ceasing the trading of the Common Stock or any other securities of the Corporation has been issued or made by any stock exchange, securities commission or other regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or contemplated or threatened by any stock exchange, securities commission or other regulatory authority;

                  (iii) there are no actions, suits, proceedings or enquiries pending or threatened against or affecting the Corporation or to which any property of the Corporation is subject, at law or in equity, or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which may, in any way, materially and adversely affect the Corporation;

                  (iv) no failure or default on the part of the Corporation exists under any law or regulation applicable to the Corporation or under any licence, permit, contract, agreement or other instrument to which the Corporation is a party or by which the Corporation is bound, which may in any way materially and adversely affect the Corporation and the execution, delivery and performance of this Agreement and the allotment, issue and sale of the Units will not result in any such default;

                  (v) the Corporation has duly complied in all material respects with all of the terms and conditions of this Agreement on its part to be complied with up to the Time of Closing;

                  (vi) the representations and warranties of the Corporation contained in this Agreement are true and correct as of the Closing Date with the same force and effect as if made at and as of the Time of Closing after giving effect to the transactions contemplated by this Agreement; and

                  (vii) such other matters as the US Agent may reasonably request; and

         (e) the Warrants [and the Warrant Indenture] shall have been executed and delivered by the Corporation and the Warrant Agent, in form and substance satisfactory to the US Agent and its counsel;

         (f) the Commission shall have been paid to the US Agent either by deducting such amount from the amount to be received by the Corporation or by certified cheque addressed to the US Agent to be delivered on Closing, as may be agreed between the US Agent and the Corporation.

         6. Closing. The purchase and sale of the Units (the "Closing") shall be completed at the offices of Goodman, Phillips and Vineberg, Toronto at 10:00 am (Toronto time) (the "Time of Closing") on April 18, 2000 or at such other time or on such other date as the Corporation and the US Agent may agree upon (the "Closing Date" which for greater certainty, shall not include any Additional Closing, as such term is defined below), provided that the purchase and sale of additional Units (the "Additional Closing"), if any, may occur within five Business Days of the Closing Date, for an additional number of Units not to exceed when added to the number of Units issued on the Closing Date, the aggregate number of Units to be issued pursuant to this Offering as set out on page one (1) hereof, and provided that the Corporation and the US Agent so agree.

         (a) At the Time of Closing the Corporation shall deliver to the US Agent on behalf of the Purchasers:

                  (i) certificates representing the Common Stock underlying the Units, and the Warrants duly registered as the Agent may direct;

                  (ii) the requisite legal opinions and certificates as contemplated in Section 5 hereof; and

                  (iii) such further documentation as may be contemplated herein or as counsel to the US Agent or the applicable regulatory authorities may reasonably require; or

         (b) On any Additional Closing, the Corporation shall deliver to the US Agent on behalf of the Purchasers:

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


                  (i) certificates representing the Common Stock underlying the Units, and the Warrants duly registered as the US Agent may direct;

                  (ii) certificates as contemplated in Section 5 hereof (as may be reasonably requested by counsel to the US Agent) updated to the date of the Additional Closing; and

                  (iii) such further documentation as may be contemplated herein or as counsel to the US Agent or the applicable regulatory authorities may reasonably require;

in each case, against delivery by the US Agent to the Corporation of duly executed Subscription Agreements to purchase such Units, and payment of the purchase price by certified cheque or bank draft payable to the Corporation.

         7. Expenses. Whether or not the Closing or Additional Closing occurs, the Corporation shall pay all costs, fees and expenses of the US Agent which relate to or are incidental to the performance of the obligations of the US Agent or the Corporation under this Agreement.

         8. Material Changes. If after the date hereof and prior to the Closing
Date:

         (a) there occurs any material change or material changes (actual, proposed or prospective) in respect of the Corporation;

         (b) there occurs any change in any material fact contained in the Subscription Agreement or the Term Sheet; or

         (c) any new material fact arises which would, under the applicable federal or state Securities Laws, require an amendment to the Subscription Agreement or the Term Sheet, the Corporation shall:

                  (i) promptly notify the US Agent, in writing, providing full particulars of any such change;

                  (ii) if required by applicable law, prepare and deliver to each Purchaser an amendment to the Subscription Agreement and Term Sheet; and

                  (iii) file or cause to be filed with reasonable promptness, and in any event within any statutory limitation period therefor, any document required to be filed with any regulatory body having jurisdiction and comply with all requirements of any applicable securities legislation of such jurisdiction.

                  The Corporation shall in good faith discuss with the US Agent any change in circumstances (actual, proposed or prospective) in respect of which there is reasonable doubt whether written notice should be given to the US Agent pursuant to this section and shall consult the US Agent with respect to the form and content of any amendment to the Subscription Agreement or Term Sheet, or any public announcement or communication to holders of the Corporation's securities proposed to be made by the Corporation as a result of such change prior to the issuance or filing thereof.

         9. Indemnities. - The Corporation covenants and agrees to protect, indemnify and hold harmless the US Agent and its directors, officers, employees, shareholders, representatives and agent (individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") from and against all losses (except for loss of profits), claims, expenses, costs, damages and/or liabilities, whether joint or several (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings or claims) which they may suffer or incur caused by or arising directly or indirectly by reason of:

         (a) the performance by the US Agent of its services hereunder or otherwise in connection with the matters contained herein;

         (b) any information or statement (except any information or statement relating solely to the US Agent) contained in the Subscription Agreement or Term Sheet being or being alleged to be a misrepresentation;

         (c) the omission to state in the Subscription Agreement or Term Sheet a material fact required to be stated therein or necessary to make the statements therein not misleading (except the omission to state a material fact relating solely to the US Agent);

         (d) the Corporation not complying with any requirement of any securities legislation or regulatory requirements of any jurisdiction in which Purchasers reside in connection with the Offering;

         (e) any order made or any inquiry, investigation or proceeding commenced or threatened by any regulatory authority based upon an allegation that any untrue statement or alleged omission or any misrepresentation or alleged misrepresentation in the Subscription Agreement or Term Sheet exists (except information and statements relating solely to the US Agent) which prevents or restricts the trading in or distribution of the Subject Securities; or

         (f) the Corporation's failure to comply with any of its obligations hereunder.

         If any action or claim shall be asserted against an Indemnified Party in respect of which indemnity may be sought from the Corporation pursuant to the provisions hereof, or if any potential claim contemplated by this section shall come to the knowledge of an Indemnified Party, the Indemnified Party shall promptly notify the Corporation in writing of the nature of such action or claim (provided that any failure to so notify shall not affect the Corporation's liability under this paragraph unless such delay has prejudiced the defence to such claim). The Corporation shall be entitled but not obliged to participate in or assume the defence thereof, provided, however that the defence shall be through legal counsel acceptable to the Indemnified Party, acting reasonably. In addition, the Indemnified Party shall also have the right to employ separate counsel in any such action and participate in the defence thereof, and the reasonable fees and expense of such counsel shall be borne by the Indemnified Party unless (i) the employment thereof has been specifically authorized in writing by the Corporation (ii) the Indemnified Party has been advised by counsel acceptable to the Corporation, acting reasonably, that representation of the Corporation and the Indemnified Party by the same counsel would be inappropriate due to actual or potential differing interests between them; or
(iii) the Corporation have failed within a reasonable time after receipt of such written notice to assume the defence of such action or claim. It is understood and agreed that the Corporation shall not, in connection with any suit in the same jurisdiction, be liable for the legal fees and expenses of more than one separate legal firm to represent the Indemnified Parties. Neither party shall effect any settlement of any such action or claim or make any admission of liability without the written consent of the other party, such consent not to be unreasonably withheld or delayed. The indemnity hereby provided for shall remain in full force and effect and shall not be limited to or affected by any other indemnity in respect of any matters specified in this section obtained by the Indemnified Party from any other person.

         To the extent that any Indemnified Party is not a party to this Agreement, the US Agent shall obtain and hold the right and benefit of this section in trust for and on behalf of such Indemnified Party.

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


         The Corporation hereby waives its right to recover contribution from the US Agent with respect to any liability of the Corporation by reason of or arising out of any misrepresentation contained in the Subscription Agreement or Term Sheet; provided, however, that such waiver shall not apply in respect of liability caused or incurred by reason of or arising out of any misrepresentation which is based upon or results from information relating solely to the US Agent contained in such document.

         The Corporation hereby consents to personal jurisdiction and service and venue in any court in which any claim which is subject to indemnification hereunder is brought against the US Agent or any Indemnified Party and to the assignment of the benefit of this section to any Indemnified Party for the purpose of enforcement provided that nothing herein shall limit the Corporation's right or ability to contest the appropriate jurisdiction or forum for the determination of any such claims.

         10. Contribution. In the event that, for any reason, the indemnity provided for in Section 9 hereof is illegal or unenforceable, the US Agent and the Corporation shall contribute to the aggregate of all losses, claims, costs, damages, expenses and/or liabilities (except loss of profits in connection with the sale of Units) of the nature provided for in Section 9 hereof such that the US Agent shall be responsible for that portion represented by the percentage that the Commission bears to the gross proceeds from the Offering and the Corporation shall be responsible for the balance provided that in no event shall the US Agent be responsible for any amount in excess of the portion of the Commission actually received by it. Notwithstanding the foregoing, a person guilty of fraudulent misrepresentation shall not be entitled to contribution from any other party. Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this section, notify such party or parties from whom contribution may be sought. In no case shall such party from whom contribution may be sought be liable under this Agreement unless such notice shall have been provided, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have otherwise than under this section. The right to contribution provided in this section shall be in addition and not in derogation of any other right to contribution which the US Agent may have by statute or otherwise by law.

         11. Termination Rights - In addition to any other remedies which may be available to the US Agent, the US Agent shall be entitled, at its option, to terminate and cancel, without any liability on its part, all of its obligations under this Agreement and the obligations of any person whom the US Agent has solicited to purchase the Units who has executed a Subscription Agreement, by notice in writing to that effect delivered to the Corporation prior to the Time of Closing or prior to the Additional Closing with respect to the Units purchased at such time if:

         (a) the US Agent is not satisfied in its sole discretion, acting reasonably, with the results of all or any portion of its due diligence review and investigations of the Corporation;

         (b) there is in the sole opinion of the US Agent a material change or change in material fact or new material fact or an undisclosed material fact or material change which might be expected to have a significant adverse effect on the business, affairs, profitability or prospects of the Corporation on a consolidated basis or on the market price or value of the Units, Common Stock, or other securities of the Corporation;

         (c) there should develop, occur or come into effect any occurrence of national or international consequence, or any action, law or regulation, inquiry, or other occurrence of any nature whatsoever which, in the sole opinion of the US Agent, seriously affects, or may seriously affect, the financial markets or the business of the Corporation, or the market price or value of the Units, Common Stock, or other securities of the Corporation;

         (d) the state of the financial markets is such that in the sole opinion of the US Agent, acting reasonably, it would be unprofitable to offer or continue to offer the Units for sale;

         (e) there is an inquiry, action, suit, proceeding or investigation (whether formal or informal instituted or announced or threatened) in relation to the Corporation or any one of the Corporation's directors, officers or principal shareholders;

         (f) any order to cease trading in the securities of the Corporation is made, threatened or announced by a competent securities regulatory authority; or

         (g) the Corporation is in breach of a term, condition, or covenant of this Agreement or any representation or warranty given by the Corporation in this Agreement is or becomes false.

         If the US Agent terminates this Agreement pursuant to this section there shall be no further liability on the part of the US Agent or of the Corporation to the US Agent except in respect of any liability which may have arisen or may thereafter arise under Sections 7, 9 or 10 hereof.

         The right of the US Agent to terminate its obligations under this Agreement is in addition to such other remedies as it may have in respect of any default, act or failure to act of the Corporation in respect of any of the matters contemplated by this Agreement.

         12. Breach of Agreement. All terms and conditions of this Agreement to be performed or satisfied by the Corporation shall be constituted as conditions and any breach of, or failure by the Corporation to comply with, any term or condition of this Agreement shall entitle the US Agent, on behalf of the Purchasers of the Units, to terminate their respective obligations to purchase the Special Warrants by notice to that effect given to the Corporation prior to the Time of Closing. In the event of any such termination, there shall be no further liability on the part of the Corporation or the US Agent except in respect of any liability which may have arisen or may thereafter arise under 7, 9 or 10 hereof. The US Agent may waive, in whole or in part, or extend the time for compliance with, any terms and conditions without prejudice to its rights in respect of any other terms and conditions or any other or subsequent breach or non-compliance provided, however, that any waiver or extension must be in writing and signed by the US Agent in order to be binding upon them.

13. Notices. Any notice under this Agreement shall be given in writing and either delivered or telecopied to the party to receive such notice at the address or telecopy numbers indicated below:

             to the Corporation:                      to the Agent or
         Softquad Software, Ltd.                  any Indemnified Party:
         Suite 400                                Small Caps Online LLC
         161 Eglinton Avenue East                 35th Floor
         Toronto, Ontario  M4P 1J5                1285 Avenue of the Americas
         Canada                                   New York, NY  10019
         Attention: Roberto Drassinower           Attention:  Jeffrey B. Davis
         Fax:                                     Fax:  (212) 554-4058

             with a copy to:
         Goodman Philips & Vineberg
         Suite 2400, 250 Yonge Street
         Toronto, Ontario  M5B 2M6
         Attention:  Mr. Neill May
         Fax: (416) 979-1234

or such other address or telecopy number as such party may hereafter designate by notice in writing to the other party. If a notice is delivered, it shall be effective from the date of delivery; and if such notice is telecopied (with receipt confirmed), it shall be effective on the Business Day following the date such notice is telecopied.

         14. Survival - All representations, warranties, and agreements of the Corporation contained herein or contained in any document submitted pursuant to this Agreement or in connection with the purchase of the Units shall survive the purchase of the Units by the Purchasers and shall continue in full force and effect unaffected by any subsequent disposition or conversion of the Units until the earlier of (i) the effectiveness date of the Registration Statement to be filed by the Corporation with respect to the Subject Securities and (ii) the eighteen month anniversary the Closing, and the US Agent shall not be limited or prejudiced by any investigation made by or on behalf of the US Agent in the course of the preparation of the Subscription Agreement or Term Sheet or the distribution of the Units.

         15. Entire Agreement. The provisions herein contained constitute the entire agreement between the parties hereto and supersede all previous communications, representations, understandings and agreements between the parties with respect to the subject matter hereof, whether verbal or written.

         16. Counterparts. This Agreement may be executed in any number of counterparts all of which when taken together shall be deemed to be one and the same document and not withstanding their actual date of execution shall be deemed to be dated as of the date first above written.

         17. General. The Agreement shall be governed by and interpreted in accordance with the laws of the State of New York and time shall be of the essence hereof.

         18. Currency. Unless otherwise indicated, all dollar amounts referred to in this Agreement are lawful money of the United States.

         If the above is in accordance with your understanding, please sign and return to the US Agent a copy of this letter, whereupon this letter and your acceptance shall constitute a binding agreement between the Corporation and the US Agent.


                                           SMALL CAPS ONLINE LLC


                                           By:
                                               ---------------------------------
                                               Jeffrey B. Davis, President


         The above offer is hereby accepted and agreed to as of the date first above written.


                                           SOFTQUAD SOFTWARE, LTD.

                                           By:
                                               ---------------------------------